Exhibit 10.25

EMPIRE PETROLEUM CORPORATION

RESTRICTED STOCK UNITS AWARD AGREEMENT

_________ _______________ 20____

______________________________

______________________________

______________________________

______________________________

______________________________

Dear __________________________:

1.       Restricted Stock Units Award. Empire Petroleum Corporation, a Delaware corporation (the "Company"), hereby grants to you an aggregate of _______________ restricted stock units (individually, an "RSU," and collectively, "RSUs"). The date referenced above is the "Date of Grant" of these RSUs. Each RSU entitles you to receive one share of Common Stock, par value $0.001 per share, of the Company (a "Share") at such time as described in Section 2. This award is subject to your acceptance of and agreement to all of the applicable terms, conditions, and restrictions described in the Company's 2021 Stock and Incentive Compensation Plan (the "Plan"), a copy of which, along with the Prospectus for the Plan, are delivered herewith, and to your acceptance of and agreement to the further terms, conditions, and restrictions described in this Restricted Stock Units Award Agreement (this "Award Agreement"). To the extent that any provision of this Award Agreement conflicts with the expressly applicable terms of the Plan, it is hereby acknowledged and agreed that those terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan.

2.       Delivery of Shares. The Company shall register and issue a certificate(s) for the Shares you become entitled to receive hereunder in your name or deliver evidence of book entry Shares either (a) as soon as practicable but in no event later than the sixtieth (60th) day after the restrictions described in Section 4(b) lapse as described in Section 5 or (b) if applicable, at the time elected by you to defer settlement. If you would like to defer settlement pursuant to clause (b) of the first sentence of this Section 2, then you must complete, execute and return to Michael R. Morrisett, the Company's President, at Mike@EmpirePetroCorp.com the Time of Settlement Election Form attached as Exhibit A hereto (the "Election Form") within thirty (30) days from the Date of Grant or such election will be deemed invalid and any settlement of RSUs will occur pursuant to clause (a) of the first sentence of this Section 2. Any certificates for or book entry representing Shares delivered to you pursuant to this Award Agreement shall be subject to such stop transfer orders and other restrictions as the Administrator may deem necessary or advisable under the Plan and the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any stock exchange upon which such Shares are then listed, and any applicable foreign, federal or state securities laws.

3.       Stockholder Rights Prior to Issuance of Shares. Neither you nor any of your beneficiaries shall be deemed to have any voting rights, rights to receive any dividends, dividend equivalents or other rights as a stockholder of the Company with respect to any Shares covered by the RSUs until the date of issuance by the Company of a certificate to you for such Shares or the date of delivery of evidence of book entry Shares.

4.       Restrictions.

(a)       Your ownership of the RSUs shall be subject to (1) the restrictions set forth in subsection (b) of this Section until such restrictions lapse pursuant to the terms of Section 5, and (2) the restrictions set forth in subsection (c) of this Section until such RSUs shall be redeemed for the applicable Shares or otherwise forfeited to the Company.

(b)       At the time of your termination of service as a member of the Board of Directors other than a termination of service that is described in Section 5(b)(1), all of your RSUs shall be forfeited to the Company and all of your rights to receive any Shares in the future pursuant to the RSUs shall automatically terminate without any payment of consideration by the Company.

(c)       You may not sell, assign, transfer or otherwise dispose of any RSUs or any rights under the RSUs. No RSU and no rights under any such RSU may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company.

5.       Lapse of Restrictions.

(a)       The restrictions described in Section 4(b) shall lapse with respect to all of the RSUs on the one (1) year anniversary of the date that is thirty-one (31) days following the Date of Grant.

(b)       Notwithstanding the provisions of Section 5(a), the restrictions described in Section 4(b) shall lapse with respect to all the RSUs at the time of the occurrence of any of the following events:

(1)       Your death or "Disability" (for purposes of this Award Agreement, the term "Disability" shall mean your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months);

(2)       A "Change of Control" of the Company, but only if the Administrator reasonably determines in good faith before the occurrence of a Change of Control that this Award Agreement shall not be honored or assumed and that an Alternative Award meeting the conditions of clauses (i) through (iv) in Article 14(a) of the Plan (and that will not result in adverse tax consequences to you under Code Section 409A) shall not be provided by any successor.

(c)        Following the lapse of the restrictions described in Section 4(b) and, except as provided in the following sentence, subject to any applicable Time of Settlement Election Form, the Company will issue you a certificate or provide evidence of book entry Shares as provided in Section 2 for the Shares covered by such RSUs in redemption of such RSUs. Notwithstanding any provision of any applicable Time of Settlement Election Form, if the restrictions described in Section 4(b) lapse due to an event described in Section 5(b)(1) or 5(b)(2), settlement of the RSUs will occur as soon as practicable but in no event later than the sixtieth (60th) day after such event.

6.       Agreement With Respect to Taxes. You agree that you shall be responsible for the amount of any applicable foreign, federal, state and local taxes of any kind associated with the RSUs awarded, the lapse of restrictions or the issuance of any Shares to you

7.       Adjustment of Shares. The number of Shares subject to the RSUs awarded to you under this Award Agreement shall be adjusted as provided in Section 4.2 of the Plan.

8.       Agreement With Respect to Securities Matters. You agree that you will not sell or otherwise transfer any Shares received pursuant to this Award Agreement except pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, or pursuant to an applicable exemption from such registration. Unless a registration statement relating to the Shares issuable upon the lapse of the restrictions on the RSUs or the time of settlement set forth in the Election Form pursuant to this Award Agreement is in effect at the time of issuance of such Shares, any certificate(s) or book entry representing the Shares shall contain the following legend:

These securities have not been registered under the U.S. Securities Act of 1933 or any other securities laws. These securities have been acquired for investment and may not be sold or transferred for value in the absence of an effective registration of them under the U.S. Securities Act of 1933 and any other applicable securities laws, or receipt by the Company of an opinion of counsel or other evidence acceptable to the Company that such sale or transfer is exempt from registration under such acts and laws.

9.       Transfer Taxes. The Company shall pay all original issue and transfer taxes with respect to the issue and transfer of the Shares to you pursuant to this Award Agreement and all other fees and expenses necessarily incurred by it in connection therewith.

10.     Code Section 409A.

(a)           In the event the Company does not receive an executed Election Form from you, (1) the parties intend that this Award Agreement and each payment upon the lapse of restrictions on any RSUs will meet all requirements of the short-term deferral exception to Code Section 409A and (2) the short-term deferral exception shall be applied separately to each such payment. In such event, to the fullest extent possible, the Plan and this Award Agreement shall be construed, interpreted and administered so that each such payment is made in a time, form and manner that results in the payment being excepted from Code Section 409A.

(b)           In the event that this Award Agreement and any payment hereunder constitute deferred compensation that is subject to Code Section 409A, the parties intend that this Award Agreement and each payment hereunder will comply with Code Section 409A. In such event, to the fullest extent possible, the Plan and this Award Agreement shall be construed, interpreted and administered so that each such payment is made in a time, form and manner that complies with the requirements of Code Section 409A.

(c)            Notwithstanding any other provision of the Plan or this Award Agreement to the contrary, the Company makes no representations that the payments and benefits provided under this Award Agreement comply with or are excepted from Code Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by you on account of non-compliance with Code Section 409A.

(d)           A termination of service as a member of the Board of Directors (or any similar term) shall not be deemed to have occurred for purposes of any provision of the Plan or this Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Code Section 409A upon or following a termination of such service unless such termination is also a "separation from service" within the meaning of Code Section 409A and the payment thereof prior to a "separation from service" would violate Code Section 409A.

11.     Designation of Beneficiary. Your beneficiary for receipt of any payment made under this Award Agreement in the event of your death shall be the person(s) designated as your beneficiary(ies) on a form prescribed by the Company. If no beneficiary is designated, upon your death, payment shall be made to your estate.

12.     Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, you agree, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system, by reference to a location on a Company intranet to which you have access or through the services of a third party engaged by the Company. You hereby consent to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver and agree that your electronic signature is the same as, and shall have the same force and effect as, your manual signature.

13.       Binding Agreement. This Award Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, beneficiaries, successors or assigns.

Capitalized terms used in this Award Agreement and not otherwise defined herein shall have the respective meanings provided in the Plan.

If you accept this Award and agree to the foregoing terms and conditions, please so confirm by signing and returning this Award Agreement.

EMPIRE PETROLEUM CORPORATION

By:___________________________________
Name: _____________________________
Title: ______________________________

The foregoing Award is accepted by me as of the Date of Grant, and I hereby agree to the terms, conditions, and restrictions set forth above and in the Plan.

_________________________________
_________________________________

EXHIBIT A

TIME OF SETTLEMENT ELECTION FORM

Please complete this Time of Settlement Election Form (the "Election Form") and return a signed copy to the Company's President (in the manner described in Section 2 of the Award Agreement) no later than thirty (30) days following the Date of Grant (as defined in the Award Agreement) if you would like to defer settlement of the RSUs to a later date.

Participant: _______________________________

NOTE: This Election Form relates to the RSUs. If you do not wish to make a deferral election, you do not have to take any action and payment of the RSUs will be made to you at the time specified in the Award Agreement. If you do wish to make a deferral election, this Election Form must be completed.

1.       Settlement of the RSUs

In making this election, these rules apply:

•	Unless otherwise specified, capitalized terms used but not defined in this Election Form will have the meaning attributed to them in the Award Agreement or the Plan, as applicable.

•	You must select a settlement date below for the RSUs, which will be the date on which you will receive payment of the RSUs if the restrictions on the RSUs lapse, provided, however, that the provisions of the Award Agreement regarding settlement upon your death, your Disability or a Change of Control will supersede your election below. This means that, if the restrictions on the RSUs lapse due to your death, your Disability or a Change in Control (subject to the conditions described in Section 5(b)(2) of the Award Agreement), settlement of the RSUs will occur as soon as practicable but in no event later than the sixtieth (60th) day after such event.

Election of Settlement Date for the RSUs

I hereby elect to receive payment of the RSUs (if the restrictions on the RSUs lapse) on the following date (please select one):

☐	The date of termination of service as a member of the Board of Directors*;

☐	A specific date: _________________ ___, 20___ (This date must be no earlier than the date that restrictions lapse under Section 5(a) of the Award Agreement.); or

☐	The earliest to occur of:

Exhibit A-1

•	the date of termination of service as a member of the Board of Directors*; or

•	a specific date: _________________ ___, 20___ (This date must be no earlier than the date that restrictions lapse under Section 5(a) of the Award Agreement.).

*Notwithstanding the foregoing, if the settlement date is as a result of termination of service as a member of the Board of Directors, other than due to my death, and to the extent that I am considered to be a "specified employee" within the meaning of Code Section 409A at the time of termination of my service, then my RSUs (if the restrictions on the RSUs lapse) will settle on the earlier of (i) the date of my death, or (ii) the date that is six (6) months and one (1) day following the date of termination of my service as a member of the Board of Directors.

2.       Signature

I understand that this Election Form will become effective and irrevocable on the thirtieth (30th) day following the Date of Grant. Once I have elected the settlement date for the RSUs by filing this Election Form, I understand that (a) the settlement election will control over any contrary settlement date specified in Section 2 of the Award Agreement with respect to the RSUs (except as otherwise provided in the Award Agreement and this Election Form with respect to settlement following death, Disability and certain Changes of Control), and (b) the settlement election may not be changed at any time.

By signing this Election Form, I acknowledge my understanding of, and agreement with, the terms in this Election Form, the Award Agreement, and the Plan.

EMPIRE PETROLEUM CORPORATION

By:___________________________________
Name: _____________________________
Title: ______________________________

PARTICIPANT

_____________________________________
Name: ________________________________

A-2